Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street 03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated September 24, 2025, relating to the consolidated financial statements of Brand Meditech Limited.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Assentsure PAC
Singapore
December 11, 2025